UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: August 20, 2010
(Date of earliest event reported)
Gas Natural Inc.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	001-34585 (Commission File Number)	27-3003768 (I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana (Address of principal executive offices)	59401 (Zip Code)
(406) 791-7500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 24, 2010, Gas Natural Inc. (the “Company”) notified the NYSE Amex that, as a result of the resignation of Terence P. Coyne from the board of directors, as described in Item 5.02 of this current report, the Company no longer complies with Section 801(h) of the NYSE Amex Company Guide, which requires that at least 50% of the Company’s directors be independent, and Section 803B(2)(c), which requires that the Company’s audit committee have at least two members. In accordance with Section 802(b) of the Amex Company Guide, the Company has until its next annual meeting to regain compliance with the NYSE Amex independent director and audit committee requirements. The board is currently considering candidates and intends to appoint an independent director to fill the vacancy on the board and the audit committee as soon as possible.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 20, 2010, Terence P. Coyne resigned as a member of the board of directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.
/s/ Kevin J. Degenstein
Name:	Kevin J. Degenstein
Title:	President and Chief Operating Officer

Dated: August 25, 2010

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